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                                                                  EXHIBIT 10.4.a

                                   AMENDMENT


The FMC Corporation Salaried Employees' Retirement Plan is amended effective January 1, 1991, as follows:

Section 6(b).  Revise to read:
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     (b)  Calculation of Normal Retirement Benefit.  Subject to Section 6(c), a
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          Participant's monthly Normal Retirement Benefit shall be equal to the product of (i) multiplied by (ii) below:

          (i)  One-twelfth (1/12) of the sum of (A) and (B) below:

               (A) The sum of (I) one percent (1%) of the Participant's Final Average Yearly Earnings up to the Social Security Covered Compensation Base and (II) one and one-half percent (1-1/2%) of the Participant's Final Average Yearly Earnings in excess of the Social Security Covered Compensation Base multiplied by the Participant's expected Years of Credited Service at age 65 (up to 35).

               (B) One and one-half percent (1-1/2%) of the Participant's Final Average Yearly Earnings multiplied by the Participant's expected Years of Credited Service at age 65 in excess of 35.

          (ii) The ratio of actual Years of Credited Service to expected Years of Credited Service.



Dated: 3/3/98                  FMC CORPORATION

                               By: /s/  David J. Kostelansky
                                  ---------------------------------
                                                 , Employee Welfare
                                  Benefits Plan Committee